UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2021

Apria, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40053 (Commission File Number)	82-4937641 (IRS Employer Identification No.)

7353 Company Drive

Indianapolis, Indiana 46237

(Address of Principal Executive Offices) (Zip Code)

(800) 990-9799

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2021, the Board of Directors (the “Board”) of Apria, Inc. (the “Company”), appointed Christopher G. Lee as the Company’s Chief Accounting Officer. Mr. Lee will serve as principal accounting officer of the Company for purposes of the Company’s filings with the Securities and Exchange Commission. Mr. Lee, age 40, has 18 years of accounting and financial leadership experience. He joined Apria in February 2009 and has risen internally to his most recent role as Senior Vice President, Accounting and Finance. Prior to joining Apria, Mr. Lee was with Deloitte & Touche LLP. Mr. Lee is a graduate of the University of California at Santa Barbara, where he earned his Bachelor of Arts in Business Economics and is a member of the American Institute of Certified Public Accountants (AICPA). In connection with his appointment, Mr. Lee’s base salary was increased from $230,000 to $260,000.

Concurrent with the effectiveness of Mr. Lee’s appointment, Debra L. Morris, the Company's Chief Financial Officer, ceased to occupy the role of principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA, INC.

By:	/s/ Michael-Bryant Hicks
Name:	Michael-Bryant Hicks
Title:	Executive Vice President, General Counsel and Secretary

Date: October 7, 2021